EXHIBIT 99.2

Execution Copy

MORTGAGE LOAN PURCHASE AGREEMENT

          This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated August 1, 2000, between Asset Backed Securities Corporation, a Delaware corporation (the "Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the "Seller").

Preliminary Statement

          The Seller intends to sell the Home Equity Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Home Equity Loans into a mortgage pool constituting the trust fund. The trust fund will be evidenced by fixed rate and floating rate home equity pass-through certificates designated as Series 2000-LB1, (the "Certificates"). The Certificates will consist of twenty two classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Bankers Trust Company of California, N.A. as trustee and the Seller as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          The parties hereto agree as follows:

          SECTION 1.  Agreement to Purchase.  (a) The Seller agrees to sell, and the Purchaser agrees to purchase, on or before August 31, 2000 (the "Closing Date"), certain fixed-rate and adjustable-rate conventional residential home equity loans (the "Original Home Equity Loans"), having an aggregate principal balance as of the close of business on August 1, 2000 (the "Initial Cut-off Date") of approximately $1,312,248,898.65 (the "Initial Closing Balance"), after giving effect to all payments due on the Home Equity Loans on or before the Initial Cut-off Date, whether or not received.

          (b)  Subject to the conditions set forth in paragraph (c) below, in consideration of the delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Accounts and in the Capitalized Interest Accounts, the Seller shall on any Subsequent Transfer Date sell, transfer, convey and assign to the Purchaser, without recourse (but subject to the terms of this Agreement), all right, title and interest of the Seller in and to each Subsequent Home Equity Loan listed on the Schedule of Home Equity Loans delivered on such Subsequent Transfer Date, including its Stated Principal Balance, all items constituting part of the Trust with respect to the Subsequent Home Equity Loans and all collections in respect of such Subsequent Home Equity Loans due after the related Subsequent Cut-off Date.

          The amount released from the Pre-Funding Accounts shall be one-hundred percent (100%) of the aggregate Scheduled Principal Balances as of the applicable Subsequent Cut-off Date of the Subsequent Home Equity Loans so transferred.

          (c)  Each of the following conditions shall be satisfied on or prior to the related Subsequent Transfer Date:

                (i)  Upon five Business Days prior written notice to the Trustee, the Purchaser, the Seller and the Trustee shall have completed, executed and delivered a Subsequent Transfer Agreement (substantially in the form of Exhibit H to the Pooling and Servicing Agreement) with all required schedules and exhibits;

                (ii)  the Trustee will be provided Opinions of Counsel addressed to the Rating Agencies with respect to the sale of the Subsequent Home Equity Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Original Home Equity Loans on the Closing Date);

                (iii)  the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Home Equity Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Ratings Agencies;

                (iv)  the Seller shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in Article II of the Pooling and Servicing Agreement and this Section 1(c) required to be satisfied by such Subsequent Transfer Date;

                (v)  each Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Home Equity Loan set forth in this clause (v), the obligation under Section 7 of this Agreement of the Seller to cure, repurchase or replace such Subsequent Home Equity Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

(vi) the Subsequent Home Equity Loans conveyed on such Subsequent Transfer Date were not selected in a manner intended to be adverse to the interests of the Certificateholders;

(vii) no Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent;

(viii) each Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date is secured by a first lien on the related Mortgaged Property;

                (ix)  following the conveyance of the Subsequent Home Equity Loans on such Subsequent Transfer Date to the related Loan Group, the characteristics of such Loan Group listed below will not vary by more than the permitted variance listed below for each characteristic with respect to the Original Home Equity Loans as set forth on the Home Equity Loan Schedule delivered on the Closing Date; provided that for the purpose of making such calculations, the characteristics for each Home Equity Loan made will be taken as of the related Cut-off Date for such Home Equity Loan:

Loan Group 1:                                                      Max or Min
  Minimum Weighted Average Coupon:......................               10.95%
  Minimum Loan Rate.....................................                7.00%
  Maximum Maturity......................................           360 Months
  Maximum Weighted Average Remaining Term...............           348 Months
  Weighted Average Loan-to-Value Ratio..................               75.75%
  Maximum Loan-to-Value.................................               90.00%
  Maximum Balloon Loans %:..............................                2.00%
  Maximum State Concentration %:........................               19.00%
  Maximum Zip Code Concentration %:.....................                2.00%
  Maximum Non-Owner Occupied %:.........................                9.00%
  Maximum % C's & D's                                              17.00%
  Maximum % DTI>40%.....................................               58.00%
  Minimum Weighted Average FICO.........................                  562
  Maximum % Second Liens:...............................                0.00%
  Maximum % 30 Day past due loans:......................                0.00%

Loan Group 2:                                                      Max or Min
  Minimum Weighted Average Coupon:......................               10.68%
  Minimum Loan Rate.....................................                7.50%
  Maximum Maturity......................................           360 Months
  Maximum Weighted Average Remaining Term...............           360 Months
  Weighted Average Loan-to-Value Ratio..................               78.50%
  Maximum Loan-to-Value.................................               90.00%
  Maximum Balloon Loans %:..............................                1.00%
  Maximum State Concentration %:........................               33.00%
  Maximum Zip Code Concentration %:.....................                1.00%
  Maximum Non-Owner Occupied %:.........................                5.00%
  Maximum % C's & D's...................................           19.00%
  Maximum % DTI > 40%...................................               64.00%
  Minimum Weighted Average FICO.........................                  562
  Maximum % Second Liens:...............................                0.00%
  Maximum % 30 Day past due loans:......................                0.00%
(x) the Seller is not insolvent and the Seller will not be rendered insolvent by the conveyance of Subsequent Home Equity Loans on such Subsequent Transfer Date;

                (xi)  delivery of a letter or letters addressed to the Trustee from an independent accountant retained by the Seller confirming that the characteristics of each Loan Group, following the acquisition of the related Subsequent Home Equity Loans, conform to the characteristics identified in Section 1(c)(ix). In the event such accounting firm requires the Trustee to agree to the procedures performed by such accounting firm, the Seller shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Seller, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures;

                (xii)  delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Home Equity Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding; and

(xiii) delivery to the Trustee of the Mortgage File for each Subsequent Home Equity Loan to be transferred pursuant to the related Subsequent Transfer Agreement.

          (d) In connection with the transfer and assignment of the Subsequent Home Equity Loans, the Seller agrees to satisfy the obligations set forth in Section 4 hereof with respect to such Subsequent Home Equity Loans, the Seller shall be deemed to have made the representations and warranties set forth in Section 5 hereof and Section 6 hereof, and the Seller shall take the action, if any, required by Section 7 hereof, in each case with respect to the Subsequent Home Equity Loans except that references in said Sections to Home Equity Loans, the Closing Date, this Agreement and the Cut-off Date shall refer to the applicable Subsequent Home Equity Loans, Subsequent Transfer Date, Subsequent Transfer Agreement and Subsequent Cut-off Date, respectively.

          SECTION 2.  Home Equity Loan Schedule. The Purchaser and the Seller have agreed upon which of the home equity loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Original Home Equity Loans and set forth all of the Original Home Equity Loans to be purchased under this Agreement. On or prior to each Subsequent Transfer Date, the Seller will prepare or cause to be prepared a schedule (each a "Subsequent Schedule") of the Subsequent Home Equity Loans to be transferred to the Purchaser on the related Subsequent Transfer Date. The Closing Schedule and each Subsequent Schedule will conform to the requirements set forth in this Agreement and to the definition of "Home Equity Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule and each Subsequent Schedule shall be used as the Home Equity Loan Schedule under the Pooling and Servicing Agreement.

          SECTION 3.  Consideration.

          In consideration for the Original Home Equity Loans to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8, (i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net sale proceeds of the Offered Certificates and (ii) will have delivered to Long Beach Asset Holdings Corp. upon the order of the Seller the Class X Certificates, the Class P Certificates, the Class B-IO Certificates and the Residual Certificates (the "Long Beach Asset Holdings Corp. Certificates").

          The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Initial Cut-off Date or Subsequent Cut-off Date, as applicable, all other payments of principal due and collected after the Initial Cut-off Date or the related Subsequent Cut-off Date, and all payments of interest on the Home Equity Loans allocable to the period after the Initial Cut-off Date or the related Subsequent Cut-off Date. All scheduled payments of principal and interest due on or before the Initial Cut-off Date or the related Subsequent Cut-off Date and collected after the Initial Cut-off Date or the related Subsequent Cut-off Date shall belong to the Seller.

          Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Home Equity Loans (other than Sections 17 and 18 hereof), together with its rights under this Agreement.

          SECTION 4.  Transfer of the Home Equity Loans.

          (a)  Possession of Mortgage Files.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Original Home Equity Loans. On each Subsequent Transfer Date the Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right title and interest in, to and under the Subsequent Home Equity Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date or Subsequent Transfer Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and immediately transferred to the Trustee. Upon the sale of the Home Equity Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Home Equity Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

          (b)  Delivery of Home Equity Loan Documents.  The Seller will, on or prior to the Closing Date or Subsequent Transfer Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Home Equity Loan:

                (i)  the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Bankers Trust Company as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

                (ii)  the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii) an original Assignment of Mortgage executed in blank;

                (iv)  the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or as contemplated by the immediately preceding clause (iii);

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                (vi)  the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

          On the Closing Date (i) less than 1% of the Original Home Equity Loans may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Seller shall deliver to the Trustee a copy of the original Mortgage Note for each Home Equity Loan with respect to which a lost note affidavit is delivered.

          The Seller shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Seller and the Trustee, following the later of the Closing Date (or the Subsequent Transfer Date in the case of Subsequent Home Equity Loans) and the date of receipt by the Seller of recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment in the following form: "Bankers Trust Company, as Trustee under the applicable agreement". In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording with respect to any Home Equity Loan only if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller is unable to pay the cost of recording the Assignments, such expense will be paid by the Trustee in accordance with Section 2.01 of the Pooling and Servicing Agreement.

          Notwithstanding anything to the contrary contained in this Section 4, if any document referred to in Section 4(b)(ii), Section 4(b)(iii) or Section 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon (1) delivery by or on behalf of the Seller promptly upon receipt thereof to or on behalf of the Purchaser or any assignee, transferee or designee of the Purchaser of a copy of such document certified by the Seller in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and (2) if such copy is certified by the Seller delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original.

          If the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser, promptly after receipt thereof, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Home Equity Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Home Equity Loan.

          Each original document relating to a Home Equity Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

          (c)  Acceptance of Home Equity Loans.  The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date or Subsequent Transfer Date (and with respect to each document permitted to be delivered after the Closing Date or Subsequent Transfer Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Home Equity Loans identified on the Home Equity Loan Schedule.

          (d)  Transfer of Interest in Agreements.  The Purchaser has the right to assign its interest under this Agreement (other than Sections 17 and 18 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

          (e)  Examination of Mortgage Files.  Prior to the Closing Date or Subsequent Transfer Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Home Equity Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date or Subsequent Transfer Date. If any such person makes such examination prior to the Closing Date or Subsequent Transfer Date and identifies any Home Equity Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Home Equity Loans shall be deleted from the Closing Schedule or Subsequent Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Home Equity Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

          SECTION 5.  Representations, Warranties and Covenants of the Seller.

          The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                (i)  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Home Equity Loan and to service the Home Equity Loans in accordance with the terms of the Pooling and Servicing Agreement;

                (ii)  The Seller had the full corporate power and authority to originate, hold and sell each Home Equity Loan and has the full corporate power and authority to service each Home Equity Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (iii)  The execution and delivery of this Agreement by the Seller, the servicing of the Home Equity Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property, or result or will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Home Equity Loans or any documents or instruments evidencing or securing the Home Equity Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Home Equity Loans or any documents or instruments evidencing or securing the Home Equity Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                (iv)  No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

(v) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                (vi) No litigation or proceeding is pending or, to the best knowledge of the Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Home Equity Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

                (vii)  No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Home Equity Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

                (viii)  The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Home Equity Loans;

                (ix)  Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Home Equity Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Home Equity Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

                (x)  The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

                (xi)  The Seller (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Home Equity Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due;

                (xii)  The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

                (xiii)  The transfer of the Home Equity Loans to the Purchaser at the Closing Date or the applicable Subsequent Transfer Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

                (xiv)  Immediately prior to the sale of the Home Equity Loans to the Purchaser as herein contemplated and in any Subsequent Transfer Agreement, the Seller had good title to, and was the sole owner of, the Home Equity Loans, and such sale validly transfers the Home Equity Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

          SECTION 6.  Representations and Warranties of the Seller Relating to the Individual Home Equity Loans.

          The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date:

(i) The information set forth on the Home Equity Loan Schedule with respect to each Home Equity Loan is complete, true and correct in all material respects;

(ii) The Home Equity Loan is in compliance with the characteristics of the Home Equity Loans as set Forth on Exhibit 1;

                (iii)  As of the last day of the month preceding the month in which the Cut-off Date occurs, the Monthly Payment due under each Home Equity Loan is not 30 or more days delinquent in payment and none of the Home Equity Loans will have been contractually delinquent for more than 30 days more than once during the preceding twelve months and, except as provided above, no Home Equity Loan will ever have experienced a delinquency of 60 or more days since the origination thereof;

                (iv)  Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Home Equity Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                (v)  Immediately prior to the assignment of the Home Equity Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Home Equity Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

(vi) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

                (vii)  There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                (viii)  To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xii) below;

(ix) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is in average repair;

                (x)  Each Home Equity Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                (xi)  Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Home Equity Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Trustee or the Custodian); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                (xii)  A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Home Equity Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Home Equity Loan as of the Cut-off Date, or a commitment (binder) to issue the same was effective on the date of the origination of each Home Equity Loan, each such policy is valid and remains in full force and effect, the transfer of the related Home Equity Loan to the Purchaser and Trustee will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                (xiii)  Each Home Equity Loan was originated by the Seller (or, if generated on behalf of the Seller by a Person other than the Seller, is subject to the same standards and procedures used by the Seller in originating home equity loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                (xiv)  With respect to each Adjustable Rate Home Equity Loan on each Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Rate and the Minimum Rate. Except for Balloon Loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Home Equity Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Home Equity Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

                (xv)  To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                (xvi)  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

                (xvii)  All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                (xviii)  The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                (xix)  The proceeds of each Home Equity Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Home Equity Loans were paid;

                (xx)  The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                (xxi)  With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                (xxii)  There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

                (xxiii)  The origination, underwriting and collection practices used by the Seller with respect to each Home Equity Loan have been in all respects legal, proper, prudent and customary in the mortgage servicing business;

(xxiv) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

(xxv) No Home Equity Loan has a shared appreciation feature, or other contingent interest feature;

(xxvi) No Home Equity Loan provides for primary mortgage insurance;

                (xxvii)  The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Home Equity Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxviii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                (xxviii)  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Home Equity Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                (xxix)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

                (xxx)  Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives or mobile homes and does not constitute property other than real property under state law;

(xxxi) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

                (xxxii)  Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Home Equity Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Home Equity Loan;

(xxxiii) Each Home Equity Loan was underwritten in accordance with the Seller's underwriting guidelines as described in the Prospectus Supplement;

                (xxxiv)  The Mortgage File contains an appraisal which was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

(xxxv) None of the Home Equity Loans is a graduated payment Home Equity Loan, nor is any Home Equity Loan subject to a temporary buydown or similar arrangement;

                (xxxvi)  Except with respect to no more than 1.4% of the Home Equity Loans as of the Cut-off Date, no loan junior in lien priority to such Home Equity Loan and secured by the related Mortgaged Property was originated by the Seller at the time of origination of such Home Equity Loan;

                (xxxvii)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Home Equity Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                (xxxviii)  To the best of the Seller's knowledge no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Home Equity Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Home Equity Loan or in the application of any insurance in relation to such Home Equity Loan;

(xxxix) Each Home Equity Loan constitutes a "qualified mortgage" within the meaning of Section 860(G)(a)(3) of the Code;

                (xl)  The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting with such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law;

(xli) The Loan to Value Ratio for each Home Equity Loan was no greater than 90% at the time of origination;

(xlii) The first date on which each Mortgagor must make a payment on the related Mortgage Note is no later than 60 days from the date of this Agreement;

                (xliii)  With respect to any Home Equity Loan, the related Mortgagor shall not fail to make the first Monthly Payment due under such Home Equity Loan by the second succeeding Due Date after the Due Date on which such Monthly Payment was due (a "First Payment Default");

(xliv) Each Mortgage Note and each Mortgage is in substantially one of the forms attached hereto as Exhibit 6;

                (xlv)  The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Home Equity Loans;

                (xlvi)  There is no proceeding pending, or to best of the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

(xlvii) None of the Home Equity Loans are classified as "high cost" loans under Section 32 of the Home Ownership and Equity Protection Act of 1994;

(xlviii) Each Subsequent Home Equity Loan will comply with the requirements of Section (1)(c)(ix) of this Agreement;

                (xlix)  The Seller has originated and identified additional Home Equity Loans not on the Home Equity Loan Schedule as of the Closing Date to be sold to the Depositor and to be included as part of the Group 1 Loans (the "Identified Group 1 Loans"). As of the Closing Date, the Identified Group 1 Loans had aggregate Scheduled Principal Balances which when subtracted from the Group 1 Pre-Funding Amount would cause the Group 1 Pre-Funding Amount to be less than 25% of the aggregate Certificate Principal Balances of the Group 1 Certificates as of the Closing Date; and

                (l)  The Seller has originated and identified additional Home Equity Loans not on the Home Equity Loan Schedule as of the Closing Date to be sold to the Depositor and to be included as part of the Group 2 Loans (the "Identified Group 2 Loans"). As of the Closing Date, the Identified Group 2 Loans had aggregate Scheduled Principal Balances which when subtracted from the Group 2 Pre-Funding Amount would cause the Group 2 Pre-Funding Amount to be less than 25% of the aggregate Certificate Principal Balances of the Group 2 Certificates as of the Closing Date.

          SECTION 7.  Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

          (a)  The representations and warranties contained in Section 5 (ix), (xii) and (xiv) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Home Equity Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of fixed rate and floating rate mortgage pass-through certificates evidencing an interest in all or a portion of the Home Equity Loans. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Home Equity Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Home Equity Loan.

          Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Home Equity Loan or the interest of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Home Equity Loan at a price equal to the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Home Equity Loan from the Trust Fund and substitute one or more Qualified Substitute Home Equity Loans. The Seller shall amend the Closing Schedule or Subsequent Schedule, as applicable to reflect the withdrawal of such Home Equity Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Home Equity Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule or Subsequent Schedule, as applicable and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

          (b)  It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Home Equity Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

          SECTION 8.  Closing; Payment for the Home Equity Loans.  The closing of the purchase and sale of the Home Equity Loans shall be held at the New York City office of Stroock & Stroock & Lavan LLP at 10:00 am New York City time on the Closing Date.

          The closing shall be subject to each of the following conditions:

          (a)  All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b)  The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (c)  The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Original Home Equity Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

          (d)  All other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Home Equity Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds and delivery of the Long Beach Mortgage Securities Corp. Certificates to Long Beach Asset Holdings Corp.

          SECTION 9.  Closing Documents.  Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

          (a)  An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Credit Suisse First Boston Corporation as representative of the several underwriters (the "Representative") may rely, in the form of Exhibit 2 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of Delaware;

          (b)  An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Representative may rely, in the form of Exhibit 3 hereto, with respect to certain facts regarding the sale of the Home Equity Loans by the Seller to the Purchaser;

          (c)  An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriter, substantially in the form attached hereto as Exhibit 4;

          (d)  Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Home Equity Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

          (e)  A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated August 28, 2000, under the captions "Summary of Prospectus Supplement," "The Home Equity Loan Pool," "Yield on the Certificates," "Description of the Certificates" and "Pooling and Servicing Agreement--The Master Servicer" agrees with the records of the Seller;

          (f)  The Seller shall deliver to the Purchaser for inclusion in the Prospectus Supplement under the captions "The Home Equity Loan Pool" and "Pooling and Servicing Agreement--The Master Servicer," or for inclusion in other offering material such publicly available information regarding the Seller, its financial condition and its home equity loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information;

          (g)  Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates; and

          (h)  Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

          SECTION 10.  Costs.  The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Home Equity Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments of Mortgage, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the home equity loans, the legal fees and disbursements of Stroock & Stroock & Lavan, LLP, counsel to the Representative and the Purchaser, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Home Equity Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller, the cost of obtaining the documents referred to in Section 9(e) hereof and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

          SECTION 11.  Servicing.  The Seller has represented to the Purchaser that the Home Equity Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

          SECTION 12.  Mandatory Delivery; Grant of Security Interest.  The sale and delivery on the Closing Date of the Original Home Equity Loans and on each Subsequent Transfer Date of the related Subsequent Home Equity Loans described on the Home Equity Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Home Equity Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Home Equity Loans on or before the Closing Date or Subsequent Transfer Date as applicable. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Home Equity Loan and each document and instrument evidencing each such Home Equity Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Home Equity Loans in custody for the Purchaser, subject to (i) the Purchaser's right, [prior to the Closing Date], to reject any Home Equity Loan to the extent permitted by this Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the Home Equity Loans pursuant to Section 8 hereof. Any Home Equity Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Home Equity Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Home Equity Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Home Equity Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

          SECTION 13.  Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, New York, New York 10010, Attention: Secretary, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1100 Town & Country Road, Suite 1650, Orange, California 92868, Attention: General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

          SECTION 14.  Severability of Provisions.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Home Equity Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15.  Agreement of Parties.  The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 16.  Survival.  The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Home Equity Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

          SECTION 17.  Indemnification.  (a)  The Seller will indemnify and hold harmless each of (i) Credit Suisse First Boston Corporation, as representative of the underwriters (the "Representative"), (ii) the Purchaser and (iii) each person, if any, who controls the Representative or the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") ((i) through (iii) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities, to which the Indemnified Party may become subject, under the 1933 Act or otherwise, and will reimburse each Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, expenses, damage, liability or action insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated August 28, 2000 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Certificates, representing interests in the Home Equity Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Class X, Class P and Class B-IO Certificates, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Prospectus Supplement--The Home Equity Loans," "Summary of Prospectus--Statistical Calculation Information," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller), "The Home Equity Loan Pool," "Pooling and Servicing Agreement--The Master Servicer" and, with respect to any Private Placement Memorandum, any information of a comparable nature, (ii) the data files containing information with respect to the Home Equity Loans as transmitted by modem to the Purchaser by the Seller or any of its affiliates (as such transmitted information may have been amended in writing by the Seller or any of its affiliates and received by the Purchaser subsequent to transmission) specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Prospectus Supplement--The Home Equity Loans," "Summary of Prospectus--Statistical Calculation Information," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller), "The Home Equity Loan Pool," "Pooling and Servicing Agreement." The Master Servicer" and, with respect to any Private Placement Memorandum, any information of a comparable nature or (iii) any representation, warranty or covenant made by the Seller or any affiliate of the Seller in this Agreement and the Pooling and Servicing Agreement, on which the Indemnified Party has relied ((i) through (iii) collectively "Seller Information"), provided however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based only upon matters set forth in clause (1) above. The Seller's liability under this Section 17 shall be in addition to any other liability the Seller may otherwise have.

          (b)  The Purchaser agrees to indemnify and hold harmless the Seller, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Seller's Information and will reimburse the Seller and any controlling person for any legal or other expenses reasonably incurred by such Seller and any controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

          (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to clause 17(a) and by the Seller, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the prior written consent of the indemnified party or, if (i) such settlement does not include a statement as to, or on admission of fault, culpability or failure to act by or on behalf of the indemnified party and (ii) such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the prior written consent of the indemnified party.

          (d)  If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 17 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Seller on grounds of policy or otherwise, the Seller on the one hand and the Purchaser on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Seller on the one hand and the Purchaser on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other hand from the sale of the Home Equity Loans; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of 0.225% of the aggregate initial principal balance of the Home Equity Loans. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Seller on the one hand and the Purchaser on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Purchaser on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Seller shall be deemed to be equal to the total net proceeds from the sale (before deducting expenses) plus the value of all Certificates retained by the Seller or one of its affiliates and benefits received by the Purchaser shall be deemed to be equal to 0.225% of the aggregate initial principal balance of the Home Equity Loans. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Seller on the one hand or the Purchaser on the other hand. The Seller and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (e) the Representative shall not be required to contribute any amount in excess of the amount by which the total price at which the related Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Representative has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 17, each person, if any, who controls the Purchaser within the meaning of the Securities Act or the 1934 Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person, if any, who controls the Seller within the meaning of either the Securities Act or the 1934 Act and each director of the Seller shall have the same rights to contribution as the Seller, subject in each case to the applicable terms and conditions of this paragraph 17(e).

          (f)  The indemnity and contribution agreements contained in this Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Seller and their respective directors or officers or any person controlling the Seller, and (iii) acceptance of and payment for any of the Certificates.

          SECTION 18.  Termination of Obligations.  The Purchaser may terminate its obligations hereunder by notice to the Seller at any time before delivery of and payment of the purchase price for the Home Equity Loans if: (i) any of the conditions set forth in Section 8 and 9 hereof are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or for the winding up or liquidation of the affairs of the Seller; (iii) there shall have been the consent by the Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to substantially all of the Mortgaged Property of the Seller; or (iv) a Termination Event shall have occurred. The termination of the Purchaser's obligations hereunder shall not terminate the Purchaser's rights hereunder or its right to exercise any remedy available to it at law or in equity. A "Termination Event" means the existence of any one or more of the following conditions:

(a)  a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Securities and Exchange Commission; or

(b)  subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act; or

(c)  subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, affairs, regulatory situation or business prospects of the Seller which is reasonably determined by the Purchaser to be material; or

(d)  subsequent to the date of this Agreement there shall have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market or a suspension or material limitation in trading in securities substantially similar to the Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

          SECTION 19.  GOVERNING LAW.  THIS AGREEMENT AND THE LEFTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 20.  Miscellaneous.  This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          It is the express intent of the parties hereto that the conveyance of the Home Equity Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Home Equity Loans by the Seller to the Purchaser and not as a pledge of the Home Equity Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Home Equity Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Home Equity Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Home Equity Loans and all amounts payable to the holders of the Home Equity Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Home Equity Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

          SECTION 21.  Third Party Beneficiary.  Each of the Trustee and R.V.I Guaranty Co., Ltd., shall be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 and 18 hereof. This provision shall not limit waiver, enforcement and consent powers that the R.V.I Guaranty Co., Ltd. has except as specifically agreed in a separate letter agreement between such parties or as otherwise agreed between the R.V.I. Guaranty Co., Ltd. and the parties may perform in accordance with such powers. The Representative, on behalf of the underwriters, shall be a third party beneficiary hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

          IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

ASSET BACKED SECURITIES CORPORATION By: Name: Title:

LONG BEACH MORTGAGE COMPANY By: Name: Title:
EXHIBIT 1

          Pool Characteristics of the Home Equity Loans as delivered on the Closing Date:

          All percentages set forth herein are based upon the aggregate unpaid principal balances of the Home Equity Loans as of the Cut-off Date.

(1)	No Home Equity Loan in Loan Group 1 and Loan Group 2 had a Loan-to-Value Ratio at origination in excess of 90% and 90% respectively;

(2)

No more than 1.655% and 0.669% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance), are related to Mortgaged Properties located in any one zip code area;

(3)	Each Mortgaged Property in Loan Group 1 and Loan Group 2 is located in one of the states listed in the chart entitled "Geographic Distribution by Mortgaged Properties" in the Prospectus Supplement;

(4)

No more than approximately 3.360% and 5.373% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) are secured by condominium units and all condominium Home Equity Loans have been originated on a form acceptable to Fannie Mae or Freddie Mac with such riders as have been acceptable to Fannie Mae or Freddie Mac, as the case may be;

(5)

No more than 4.883% and 3.449% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) are secured by two- to four-family dwellings. No more than 0.083% and 0.110% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) are secured by Town Houses. No more than 5.603% and 5.624% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) are secured by Manufactured Housing. No more than 4.680% and 9.130% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) are secured by dwelling units in PUDs;

(6)	No Home Equity Loan in Loan Group 1 and Loan Group 2 had a principal balance in excess of $600,000 and $1,000,000 respectively, at origination;

(7)

Each Home Equity Loan in Loan Group 1 and Loan Group 2 was originated on or after April 1999 and October 1997 respectively, and each Adjustable Rate Home Equity Loan has a next Adjustment Date no later than October 2005 and August 2005 respectively;

(8)

On the basis of representations made by the Mortgagors in their loan applications, no more than 8.806% and 3.951% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 are secured by investor properties and at least 90.629% and 95.434% respectively of the Home Equity Loans in Loan Group 1 and Loan Group 2 are owner-occupied Mortgaged Properties (in each case measured by the Cut-off Date Principal Balance);

(9)

The Mortgage Rates borne by the Home Equity Loans in Loan Group 1 and Loan Group 2 as of the Cut-off Date ranged from 6.94% and 7.99% respectively, per annum to 15.45% and 14.90% respectively, per annum and the weighted average Mortgage Interest Rate as of the Cut-off Date was 10.703% and 10.676% respectively, per annum;

(10)

As of the Cut-off Date, approximately 22.195% and 18.37% respectively of the Home Equity Loans in Loan Group 1 and Loan Group 2 were rate/term refinancings, approximately 49.935% and 33.928% respectively of the Home Equity Loans were cash out refinancings and approximately 27.870% and 47.701% respectively of the Home Equity Loans in Loan Group 1 and Loan Group 2 were made to purchase the related Mortgaged Properties;

(11)

The Gross Margins on the Home Equity Loans in Loan Group 1 and Loan Group 2 range from 5.25% to 7.5% and 4.00% to 9.063% respectively and the weighted average Gross Margin as of the Cut-off Date was approximately 6.2205% and 6.320% respectively;

(12)

No less than 82.371% and 80.187% respectively of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) were originated by the Seller under the Seller's "Full Documentation" home equity loan program, no more than 3.016% and 4.645% respectively, of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) were originated by the Seller under the Seller's "Limited Doc" Home Equity Loan programs and no more than 13.530% and 15.168% respectively of the Home Equity Loans in Loan Group 1 and Loan Group 2 (measured by the Cut-off Date Principal Balance) were originated by the Seller under the Seller's "Stated Income Documentation" home equity loan program; and

(13)

With respect to the Seller's underwriting risk categories, 54.832%, 16.105%, 12.488%, 13.404% and 3.171% of the Home Equity Loans in Loan Group 1 constitute A- Risk Home Equity Loans, B Risk Home Equity Loans, B- Risk Home Equity Loans, C Risk Home Equity Loans and D Risk Home Equity Loans, respectively, in each case measured by the Cut-off Date Principal Balance and with respect to the Seller's underwriting risk categories 50.212%, 14.893%, 15.781%, 15.299 and 3.815% of Home Equity Loan in Loan Group 2 constitute A-1 Risk Home Equity Loans, B Risk Home Equity Loans B- Risk Home Equity Loans, C Risk Home Equity Loans and D Risk Home Equity Loans, respectively, in each case measured by the Cut-off Date Principal Balance.

EXHIBIT 2

[FORM OF OFFICER'S CERTIFICATE OF THE SELLER]

LONG BEACH MORTGAGE COMPANY

Officer's Certificate

          I, _______________, hereby certify that I am the duly appointed ____________ of Long Beach Mortgage Company, a Delaware corporation (the "Company"), and further certify, on behalf of the Company, as follows:

                1.  Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation and By-laws of the Company, both of which are in full force and effect on the date hereof. There has been no amendment or other document filed affecting the Certificate of Incorporation of the Company since April 29, 1997, and no such amendment has been authorized. There has been no amendment or other document filed affecting the By-laws of the Company since April 12, 1996, and no such amendment has been authorized. Attached hereto as Exhibit B is a certificate of good standing, dated August 1, 2000 issued by the State of Delaware with respect to the Company. No event has occurred since the date thereof that has affected the good standing of the Company under the laws of the State of Delaware.

                2.  There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Company that, if adversely determined, individually or in the aggregate, would adversely affect the Company's ability to perform its obligations under (ii) the Mortgage Loan Purchase Agreement, dated August 1, 2000 (the "Mortgage Loan Purchase Agreement"), between the Company and Asset Backed Securities Corporation (the "Depositor") or (ii) the Pooling and Servicing Agreement, dated as of August ___, 2000 (the "Pooling and Servicing Agreement"; together with the Mortgage Loan Purchase Agreement, (the "Agreements"), among the Depositor, the Company as master servicer and Bankers Trust Company as trustee. No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

                3.  Each person who, as an officer or representative of the Company signed the Agreements and any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Agreements was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                4.  All of the representations and warranties of the Company under the Agreements are true and correct in all material respects as of the Closing Date and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreements.

5. The information set forth in the Home Equity Loan Schedule attached as an exhibit to each of the Agreements is true and correct in all material respects.

                6.  The information regarding the Company, its financial condition and its home equity loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production and servicing and collection practices, as set forth in the Prospectus Supplement, is accurate in all material respects.

7. Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:  August __, 2000

(Seal)	LONG BEACH MORTGAGE COMPANY By: Name: Title:

          I, ________________________________, [Assistant] Secretary of __________ ____________________, hereby certify that ___________________________ is the duly elected, qualified and acting _________________________________ of _______________________________ and that the signature appearing above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  August __, 2000

LONG BEACH MORTGAGE COMPANY By: Name: Title:

EXHIBIT 3

[FORM OF OFFICER'S CERTIFICATE OF THE SELLER]

Asset Backed Securities Corporation Long Beach Home Equity Loan Trust 2000-LB1
Home Equity Loan Pass-Through Certificates
Series 2000-LB1

Certificate of
Long Beach Mortgage Company

          Reference is made to the sale of home equity loans (the "Home Equity Loans") by Long Beach Mortgage Company (the "Seller") to Asset Backed Securities Corporation (the "Depositor") pursuant to a Mortgage Loan Purchase Agreement, dated August 1, 2000 (the "Purchase Agreement") and the simultaneous issuance of Home Equity Loan Pass-Through Certificates, Series 2000-LB1, (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement") among the Depositor as depositor, the Seller as master servicer (in such capacity, the "Master Servicer") and Bankers Trust Company as trustee (the "Trustee"). In consideration for its purchase of the Home Equity Loans, the Depositor will (i) pay to or upon the order of the Seller in immediately available funds an amount equal to the net sale proceeds of the Offered Certificates, and (ii) deliver to Long Beach Asset Holdings Corp. upon the order of the Seller the Class X Certificates, the Class P Certificates, the Class B-IO Certificates and the Residual Certificates. The Depositor will sell the Offered Certificates to Credit Suisse First Boston Corporation, as representative of the underwriters (the "Representative") for offer and sale pursuant to the terms of an Underwriting Agreement, dated August 28, 2000 (the "Underwriting Agreement"), between the Depositor and the Representative. The Purchase Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement together, are hereinafter collectively referred to as the "Agreements." Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.

          1.  The transfer of the Home Equity Loans by the undersigned pursuant to the Agreements was intended to be a sale and to be reported as such under generally accepted accounting principles ("GAAP") and for federal income tax purposes.

          2.  In connection with the sale of the Home Equity Loans by the undersigned pursuant to the Agreements, the undersigned (i) was solvent at all relevant times prior thereto and was not rendered insolvent thereby, (ii) after giving effect thereto, is able to pay its debts as they mature, (iii) was not left with unreasonably small capital for the business in which engaged and proposed to be engaged, (iv) had and has no intention of commencing any bankruptcy, insolvency or similar proceeding, (v) did not and does not have any intent to hinder, delay or defraud any of the undersigned's creditors, (vi) had a valid business reason therefor and (vii) received new value and consideration constituting reasonably equivalent value and fair consideration.

          3.  The undersigned has not acquired, and will not acquire at any time, any direct or indirect ownership or other economic interest in, or other right or obligation with respect to, any Home Equity Loan or Certificate, except as described in the Agreements.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August __, 2000.

LONG BEACH MORTGAGE COMPANY By: Name: Title:

EXHIBIT 4

[FORM OF OPINION OF COUNSEL TO THE SELLER]

[to come]

EXHIBIT 5

FORM OF SUBSEQUENT TRANSFER AGREEMENT

See Exhibit H to Pooling and Servicing Agreement.

EXHIBIT 6

FORM OF MORTGAGE NOTE AND MORTGAGE DEED OF TRUST